FORM OF UNSECURED PROMISSORY NOTE

$178,571.50                                                     TULSA, OKLAHOMA
                                                              February 23, 2001


         FOR VALUE RECEIVED, ________________ ("Borrower") hereby promises to pay to the order of LEXON, INC. ("Holder") the principal amount of ONE HUNDRED SEVENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTY-ONE and 50/100 Dollars ($178,571.50), plus interest, as provided herein.

         1. Maturity. This Note shall be paid on or before February 23, 2008.

         2. Interest Rate. Only the unpaid principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum. Upon and during the continuation of an event of default, the unpaid principal balance of this Note shall bear interest at the default rate of twelve percent (12%) per annum until paid.

         3. Maximum Interest Rate. Notwithstanding any provision herein, Holder shall never be entitled to receive, collect or apply as interest on any amount owed hereunder any amount in excess of the maximum lawful rate of interest permitted to be charged by any applicable law. In the event Holder shall ever receive, collect or apply as interest any amount in excess of any amount permitted to be received under applicable law, all such excess amounts shall be applied as of the date received to the reduction of the principal amount of indebtedness hereunder. After payment of the indebtedness in full, all remaining excess amounts paid shall forthwith be returned within five (5) days to Borrower.

         4. Permissive Prepayment. This Note and all indebtedness arising in connection herewith may be prepaid at any time and from time to time in whole or in part by Borrower without premium, penalty or other charges or fees whatsoever.

         5. Collateral. The indebtedness evidenced by this Note is unsecured.

         6. Events of Default. At the option of Holder, this Note shall become immediately due and payable upon the occurrence and during the continuation of the following events of default:

               (a) Borrower fails to pay principal or interest due and owing under this Note; or

               (b) Borrower shall:

                    (1)  Be adjudicated as bankrupt or insolvent; or

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                    (2)  Admit  in  writing  his  inability  to  pay  his  debts generally as they become due; or

                    (3) Apply for or consent to the appointment of a receiver, trustee, or liquidator of it or of all or substantially all of his assets; or

                    (4) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of or seek any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing; or

                    (5) File an answer admitting the material allegations of, or consenting to, or failure to answer timely a petition filed against it in any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceedings; or

                    (6) Institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of all or substantially all of his debts, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers granted hereby; or

               (c) An order, judgment, or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a receiver, trustee, or liquidator of Borrower or of all or substantially all of his assets, and such order, judgment, or decree is not permanently stayed or reversed within sixty
          (60) days after entry thereof, or a petition is filed against Borrower seeking reorganization, an arrangement with creditors, or any other relief under any bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency law now or hereafter existing, and such petition is not discharged within sixty (60) days after the filing thereof.

         If one or more events of default shall occur and be continuing, after the expiration of any grace or curative period provided herein, Holder may, at his option, declare the entire indebtedness arising hereunder due and payable and may proceed to protect and enforce any and all rights to enforce payment of all indebtedness arising hereunder at law or in equity. All rights, remedies and powers conferred upon Holder herein shall be cumulative and not exclusive of any other rights, remedies or powers. No delay or omission to exercise any right, remedy or power shall impair any such right, remedy or power or shall be construed to be a waiver of any event of default or any acquiescence or forbearance with respect thereto. Any right, remedy or power granted hereunder or applicable under law or in equity may be exercised from time to time, independently or concurrently. No waiver of any event of default shall extend any other subsequent event of default.

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No single or partial  exercise of any right,  remedy or power shall preclude the exercise of any other right, remedy or power or the further exercise thereof.

         7. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma. Borrower expressly consents to personal jurisdiction in Tulsa County, Oklahoma and agrees that the courts of Oklahoma shall have jurisdiction over all proceedings in connection herewith and that venue is proper in Tulsa County, Oklahoma.

         8. Severability. In the event any provision of this Note shall be declared by a court of competent jurisdiction to be unenforceable or invalid for any reason whatsoever, the remaining provisions of this Note shall not be affected thereby and all such remaining provisions shall be enforced to the maximum extent permitted by law.

         9. Costs of Collection. If this Note or any portion hereof is not paid when due, after expiration of all curative periods, Borrower promises to pay all reasonable costs of collection, including but not limited to, all reasonable attorneys' fees, court costs and reasonable expenses incurred in good faith by Holder in order to obtain prompt, punctual and proper payment of all amounts of indebtedness arising hereunder.

         10.  Waiver.  Holder and all other parties now or hereafter  liable for the payment of the indebtedness arising hereunder, whether as endorser, guarantor, surety or otherwise, waive demand, presentment, diligence in collecting and consent to all extensions which from time to time may be granted.

         11. Binding Effect. This Note and all the covenants, promises, obligations and agreements of Borrower and all rights, powers, privileges and entitlements of Holder shall be binding upon and inure to the benefit of their respective successors, legal representatives, and permitted assigns.

         12. Currency and Place of Payment. All payments of principal and interest arising in connection with this Note shall be paid to Holder at 8908 South Yale, Suite 409, Tulsa, Oklahoma, 74137-3545 or at such other place as Holder shall instruct Borrower in writing.


                                          By:___________________________________
                                             Borrower

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